Exhibit 99.1

PRESS RELEASE

FOR RELEASE 4/28/08 @ 1:05PM

AnalogicTech Reports First Quarter 2008 Financial Results

•	Q108 margins of 54.7% versus 52.9% for Q107 and 52.6% for Q407

•	Q108 revenue of $25.1 million; up 18.9% year-over-year

Santa Clara, CA – April 28, 2008 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the first quarter ended March 31, 2008.

For the first quarter of 2008 net revenue was $25.1 million, an increase of 18.9% compared to net revenue of $21.1 million for the first quarter of 2007 and a sequential decrease of 21.7% compared to net revenue of $32.1 million for the fourth quarter of 2007.

Net income for the first quarter of 2008 was $0.4 million or $0.01 per diluted share. This compares to a net loss of $(2.8) million, or $(0.06) per diluted share, for the first quarter of 2007, and net income of $3.0 million, or $0.06 per diluted share, for the fourth quarter of 2007. On a non-GAAP basis, excluding stock-based compensation expense and amortization of acquired intangibles associated with the APSemi acquisition, net of taxes, net income for the first quarter of 2008 was $2.0 million, or $0.04 per diluted share. This compares to a non-GAAP net loss of $(1.0) million, or $(0.02) per diluted share, for the first quarter of 2007 and a non-GAAP net income of $4.6 million, or $0.10 per diluted share, for the fourth quarter of 2007. Non-GAAP net loss for the first quarter of 2007 excluded stock-based compensation expense, amortization of acquired intangibles and loss on liquidation of a foreign branch office, net of taxes. Non-GAAP net income for the fourth quarter of 2007 excluded stock-based compensation expense and amortization of acquired intangibles, net of taxes.

AnalogicTech reported gross margins of 54.7% for the first quarter of 2008, compared to 52.9% for the first quarter of 2007 and 52.6% for the fourth quarter of 2007. Non-GAAP gross margin was 56.0% for the first quarter of 2008, compared to 54.4% for the first quarter of 2007 and 53.6% for the fourth quarter of 2007. First quarter gross margin increased sequentially, primarily due to favorable product mix and yields. The Company ended the quarter with $111.2 million in cash, cash equivalents, and short-term investments.

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“Seasonality combined with a decline in sales from China-based handset manufacturers resulted in lower than anticipated revenue for the first quarter,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Despite challenging industry conditions, we achieved our expectations for earnings as we increased our margins through improvements in product mix and yields. While concerns remain about the macro-economic environment, we are encouraged by the traction we are experiencing across our product lines and the volume of recent design wins, including several in high profile handset models. We continue to benefit from multiple growth drivers which gives us confidence in our prospects for the second half of the year.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the second quarter ending June 30, 2008, AnalogicTech estimates revenue in the range of $24.0 million to $26.0 million, and net loss of $(0.01) to net income of $0.01 per diluted share. The second quarter 2008 estimates include pre-tax quarterly share-based compensation expense of $1.9 to $2.1 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income, gross margin and earnings per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income, gross margin and earnings per share are included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call Details

The AnalogicTech first quarter 2008 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Monday, April 28, 2008. To participate in the live call, analysts and

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investors should dial 800-240-2134 or 303-262-2140 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the Company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until Friday, May 2, 2008, by dialing 800-405-2236 and entering the passcode 11111974#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode 11111974#.

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About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management(TM) semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Santa Clara, California and Macau, S.A.R., with offices in China (Beijing, Shanghai and Shenzhen), Hong Kong, Taiwan, Japan, South Korea, Sweden, France and United Kingdom, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: http://www.analogictech.com. (AnalogicTech - F)

For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration

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Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2007. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

NOTE: AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Mar. 31 2008	Dec. 31 2007 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$75,879	$53,779
Short-term investments	35,350	60,448

Total cash, cash equivalents and short term investments	111,229	114,227
Accounts receivable, net of allowances	13,853	14,428
Inventories	14,056	12,214
Prepaid expenses and other current assets	1,692	2,273
Notes receivable	2,000	2,000
Deferred income taxes - current	591	591

Total current assets	143,421	145,733
Property and equipment, net	5,593	4,699
Goodwill	15,717	15,717
Intangible assets, net	1,837	2,127
Other assets	4,120	1,377
Deferred income taxes - noncurrent	6,718	6,815

	$177,406	$176,468

TOTAL ASSETS
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$10,768	$7,938
Accrued liabilities	4,270	8,623
Income tax payable	821	1,367

Total current liabilities	15,859	17,928
Long-term income tax payable	1,353	1,053
Long-term debt and capital lease obligations	1	41
Other long-term liabilities	176	155

Total liabilities	17,389	19,177

Total stockholders’ equity	160,017	157,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$177,406	$176,468

*	Amounts as of December 31, 2007 were derived from the December 31, 2007 audited financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31, 2008	Mar. 31, 2007	Dec. 31, 2007
NET REVENUE	$25,101	$21,108	$32,065
Cost of revenue	11,369	9,932	15,186

GROSS PROFIT	13,732	11,176	16,879
OPERATING EXPENSES:
Research and development	7,659	7,103	8,368
Sales, general and administrative	6,445	6,202	6,585
Patent litigation	262	1,589	136

Total operating expenses	14,366	14,894	15,089

INCOME (LOSS) FROM OPERATIONS	(634)	(3,718)	1,790
OTHER INCOME (EXPENSES), NET	1,144	1,098	1,221

INCOME (LOSS) BEFORE INCOME TAXES	510	(2,620)	3,011
PROVISION FOR INCOME TAXES	64	131	60

NET INCOME (LOSS)	$446	$(2,751)	$2,951

NET INCOME (LOSS) PER SHARE:
Basic	$0.01	$(0.06)	$0.07

Diluted	$0.01	$(0.06)	$0.06

WEIGHTED AVERAGE SHARES USED IN
NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	45,491	44,319	45,158

Diluted	47,060	44,319	47,767

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:
Cost of revenues	$77	$65	$73
Research and development	790	611	735
Sales, general and administrative	860	1,034	1,011

	$1,727	$1,710	$1,819

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31, 2008	Mar. 31, 2007	Dec. 31, 2007
GAAP TO NON-GAAP RECONCILIATION
GROSS MARGIN:
GAAP GROSS MARGIN	13,732	11,176	16,879
GAAP GROSS MARGIN %	54.7%	52.9%	52.6%
Amortization of acquired intangibles	242	242	242
Stock-based compensation	77	65	73
NON-GAAP GROSS MARGIN	14,051	11,483	17,194
NON-GAAP GROSS MARGIN %	56.0%	54.4%	53.6%
NET INCOME (LOSS):
NET INCOME (LOSS) ON GAAP BASIS:	$446	$(2,751)	$2,951

Stock-based compensation	$1,727	$1,710	$1,819
Amortization of acquired intangibles	290	290	290
Loss on liquidation of a foreign branch office	—	266	—
Associated tax effects	(446)	(496)	(462)

NET INCOME (LOSS) ON NON-GAAP BASIS:	$2,017	$(981)	$4,598

EPS:
GAAP EPS, DILUTED	$0.01	$(0.06)	$0.06
NON-GAAP EPS, DILUTED	$0.04	$(0.02)	$0.10